This document has been translated for information purposes only; the Chinese text is the only valid document.

Exhibit 10.8

Fujian WangGang Dredging Construction Co., Ltd.

Wonder Dredging Engineering LLC.

Fujian Xing Gang Port Service Limited

 CONTRACTED MANAGEMENT AGREEMENT

This document has been translated for information purposes only; the Chinese text is the only valid document.

This Contracted Management Agreement (the “Agreement”) is entered into among the following parties in Fuzhou City, Fujian Province as of June 30, 2010:

Fujian WangGang Dredging Construction Co., Ltd. (“the “WOFE”)

Address: 16/F Zhongshan Building, 154 Hudong Road, Fuzhou City, Fujian Province, China

Legal representative: Qing Lin,

Wonder Dredging Engineering LLC. (the “Wonder Dredging”)

Address: Room 1705, 17/F A part of Zhongshan Building, 154 Hudong Road, Fuzhou City, Fujian Province, China

Legal representative: Qing Lin,

Fujian Xing Gang Port Service Limited (the “Fujian Xing Gang”)

Address: 17/F Zhongshan Building, 154 Hudong Road, Fuzhou City, Fujian Province, China

Legal representative: Qing Lin

As used in this Agreement, The WOFE, Wonder Dredging and Fujian Xing Gang is respectively referred to herein as the “Party” and collectively referred to herein as the “Parties to the Agreement”..

Whereas

A. The WOFE is a foreign-invested limited liability company duly incorporated and existing under the laws of the People’s Republic of China (the “PRC”), with expertise in the management of operating companies;

B. Wonder Dredging is a limited liability company duly incorporated and existing under the laws of the PRC,

This document has been translated for information purposes only; the Chinese text is the only valid document.

C. Fujian Xing Gang is a limited liability company duly incorporated and existing under the laws of the PRC, specializing in dredging port and waterways.

D. Each of  WOFE and Wonder Dredging holds a fifty percent (50%) equity interest in Fujian Xing Gang.

NOW THEREFORE the Parties agree as follows:

1.	Contracted Management; Effective Date

1.1
Pursuant to the terms and conditions of the Agreement, the Parties agree to engage the WOFE to manage the operations of Fujian Xing Gang. During the term of contracted management, the WOFE and/or the senior officers employed by the WOFE (the “Officers”) shall take full charge of the business operations of Fujian Xing Gang.

1.2
The Parties agree and confirm that from the date of this Agreement set forth in the first paragraph of this Agreement (“Effective Date”), the WOFE and/or the Officers shall take full charge of the business operation of Fujian Xing Gang, running and managing the business of Fujian Xing Gang in accordance with the laws, administrative rules and regulations and the covenants applicable to this Agreement.

1.3
This Agreement is an exclusive contracted management agreement. During the period from Effective Date to the date that this Agreement is terminated, Fujian Xing Gang agree  not to contract its business to any other party for management, and each of Wonder Dredging and  Fujian Xing Gang hereby agree not to interfere with the business operations conducted by the WOFE.

This document has been translated for information purposes only; the Chinese text is the only valid document.

2.	Term of the Contracted Management (the “Term”)
2.1	This Agreement shall be terminate upon the earlier of:

(1) such time that the WOFE or another person designated by the WOFE (the “Designated Person” ) exercises the exclusive right to purchase the equity interest in Fujian Xing Gang in accordance with the terms of the Exclusive Purchase Right of the Equity Interest Agreement (the “Purchase Agreement”) signed by the Parties dated as of June 30, 2010, and

(2) The WOFE and/or the Designated Person individually/jointly own all of the equity interests in Fujian Xing Gang; or

(3)20 years from the Effective Date, subject to the right of the WOFE, at its sole option,  to renew the term of this Agreement for successive 20 year periods prior to the expiration of each 20 year period upon prior written notice to Wonder Dredging and Fujian Xing Gang.

3.	Calculation and Payment of the Fees for the Contracted Management (the “Fees”);

3.1
The parties agree that the WOFE shall, in consideration of the exclusive right to manage the business operations of Fujian Xing Gang, pay an annual fee of RMB1,000,000 (the “Annual Fee” ) to Fujian Xing Gang. Such payment shall be made within the first month of every contracted management year. The WOFE may disburse such payment from the account of Fujian Xing Gang. Fujian Xing Gang shall adopt a resolution by the Executive Director or the Board of Directors within the first month of every contracted management year to resolve the plan for Annual Fee disbursal of that year.

This document has been translated for information purposes only; the Chinese text is the only valid document.

3.2
During the term of contracted management, WOFE is entitled to 100% of the net profits of Fujian Xing Gang. The net profits means the gross profits of Fujian Xing Gang minus its costs and expenses including the payable tax .

3.3	The Parties to this Agreement shall pay all their tax liabilities pursuant to all the existing and effective taxation laws and administrative rules and regulations in PRC.

4.	Delivery

4.1
Within 5 working days from the Effective Date, Wonder Dredging and Fujian Xing Gang shall deliver the documents set forth in 4.2 to the WOFE in order that the WOFE can perform the   contracted management services to Fujian Xing Gang pursuant to the terms of this Agreement.

4.2	At the request of the WOFE, Wonder Dredging and Fujian Xing Gang shall deliver copies of the following documents to the WOFE:

(1)
all the ownership certificates in the name of Fujian Xing Gang or in the name of the lessors from whom Fujian Xing Gang leases the assets for the business operations, including but not limited to the Ownership Registry Certificates of the ships and Certificates of Nationality of the ships, and

(2)	all the business permits and licenses and other related documents held by Fujian Xing Gang, and

This document has been translated for information purposes only; the Chinese text is the only valid document.

(3)	all the financial seals and accounting books and records of Fujian Xing Gang, and

(4)	the technical data related to the business operations of Fujian Xing Gang, and

(5)	the management data related to the business operations of Fujian Xing Gang, and

(6)	All the related documents which are necessary in order for the WOFE to effectively manage the business of Fujian Xing Gang commencing on the Effective Date.

5.	The WOFE’s Rights and Obligations

5.1	The WOFE’s rights. During the Term of this Agreement the WOFE shall have the right to:

5.1(1)
manage and control the business and assets of Fujian Xing Gang in its sole discretion. The right of management includes, but not limited to, the rights of (1) establishing and implementing the policies and guidelines of the management, and (2) using all of the assets of Fujian Xing Gang, including but not limited to, the real property, intangible property and working capital.

5.1(2)	designate the directors to Fujian Xing Gang and replace the directors of Fujian Xing Gang and all its affiliates at any time in its sole discretion.

5.1(3)	appoint the managing officers to Fujian Xing Gang, including the general manager, deputy general manager and or other senior officers and the financial controller.

Thisdocument has been translated for information purposes only; the Chinese text is the only valid document.

5.1(4)	to delineate the organizational structure of the Fujian Xing Gang and employ any technical personnel required for the business of Fujian Xing Gang.

5.1(5)
establish Fujian Xing Gang’s employer-employee arrangements including but not limited to, rewards and punishment, dismissal, wages, all in accordance with the relevant laws and administrative rules and regulations, with approval by the board of directors of Fujian Xing Gang and all its subsidiaries.

5.1(6)
take a loan from the banking institutions directly or cause Fujian Xing Gang or its subsidiaries to borrow funds from the banking institutions, with prior notice to Wonder Dredging, provided that the loan shall be used for the operation and management of Fujian Xing Gang.

5.1(7)	receive 100% of the net profits of Fujian Xing Gang.

5.1(8)	exercise all other customary powers and duties associated with the management authority and responsibilities contemplated hereby.

5.2	The WOFE’s Obligations

5.2(1)	The WOFE shall operate the business of Fujian Xing Gang as contractor according to this Agreement.

5.2(2)	The WOFE will operate and manage the business and assets of Fujian Xing Gang in accordance and compliance with applicable laws and regulations.

Thisdocument has been translated for information purposes only; the Chinese text is the only valid document.

5.2(3)
The WOFE shall repair, maintain, renovate and purchase new assets to ensure that Fujian Xing Gang’s business is operated and managed in good status. The cost for such repair, maintenance, renovation and purchase will be borne by Fujian Xing Gang.

.6.	Wonder Dredging and Fujian Xing Gang’s Obligations

6.1(1)
Wonder Dredging and Fujian Xing Gang shall assist the WOFE in carrying out the contracted management in accordance with the terms of this Agreement.  Wonder Dredging agrees to execute a Power of Attorney granting the WOFE certain rights, including full voting power over its equity interest in Fujian Xing Gang.

6.1.(2)
Without the WOFE’s written consent, Wonder Dredging and Fujian Xing Gang shall  not directly or indirectly dispose of the assets of Fujian Xing Gang by mortgage, pledge, assignment or any other methods.

6.1(3)	Wonder Dredging and Fujian Xing Gang shall not interfere with the WOFE’s control and management of the operations of Fujian Xing Gang.

6.2(4)
Each of Wonder Dredging and Fujian Xing Gang agrees that Wonder Dredging will continue to maintain the legal ownership of the equity interest in Fujian Xing Gang until such equity interest has been purchased by the WOFE or the Designated Person in accordance with the terms of the Purchase Agreement.

Thisdocument has been translated for information purposes only; the Chinese text is the only valid document.

7.	Representation, Warranties and Promises

7.1	The WOFE hereby represents and warrants that

7.1(1)	It has the right and ability to sign and perform this Agreement. The Agreement is binding on the WOFE in accordance with its terms.

7.1(2)
It has taken such appropriate and necessary action to authorize the appropriate persons to sign and execute and perform the obligations under this Agreement and obtained any necessary approvals and authorizations.

7.1(3)	Its execution and performance of this Agreement does not violate any applicable PRC laws or administrative rules and regulations, or any agreements or any covenants with a third party.

7.1(4)	All the materials provided by it and its legal representatives and all other authorized persons are authentic and accurate.

7.2	Each of Wonder Dredging and Fujian Xing Gang represents and warrants that

7.2(1)
They are limited liability companies duly incorporated and validly existing under the laws of PRC. They have the rights and abilities to sign and execute and perform this Agreement. This Agreement is binding on them in accordance with its terms.

7.2(2)	They have authorized the appropriate persons to sign and execute and perform the obligations under this Agreement and obtained any necessary approvals and authorizations.

Thisdocument has been translated for information purposes only; the Chinese text is the only valid document.

7.2(3)
Their execution and performance of this Agreement does not violate any laws or administrative rules and regulations, which is binding upon it, nor does such execution and performance violate any agreement to which it is a party, or any covenant with any third party.

7.2(4)	All the materials provided by them and their legal representatives and all other authorized persons are authentic and accurate.

7.2(5)	Wonder Dredging has full authority to enter into this Agreement to engage the services of the WOFE for the management of the business operations of Fujian Xing Gang.

7.2(6)	Prior to (including) the Effective Date, the assets of Fujian Xing Gang are in good working condition.

8.	Modification and Assignment

8.1	Any modifications to this Agreement must be in writing signed by the Parties after negotiation.

8.2
Wonder Dredging and Fujian Xing Gang irrevocably agree and promise that the WOFE is entitled, in its sole discretion, to assign or partly assign all the rights and obligations under this Agreement to any other party designated by the WOFE, without the consent, of any other Party and agrees to notify the other Parties of such assignment.

Thisdocument has been translated for information purposes only; the Chinese text is the only valid document.

8.3	Each of Wonder Dredging and Fujian Xing Gang irrevocably agrees and promises that the WOFE is entitled to, in its sole discretion, dissolve this Agreement by notifying them without their consent.

9.	Liabilities for Breach of the Agreement and the Termination of the Agreement

9.1
Unless otherwise stipulated under this Agreement, in case of any loss sustained by one Party hereto due to any breach of this Agreement by the other Party(s), the breaching Party shall bear legal liabilities according to the law and be liable for all losses sustained by the non-defaulting party(s) due to such breach.

9.2	The Parties agree that the liabilities for breach of the Agreement are compensatory and shall not exceed the losses sustained by the non-defaulting party(s)

9.3	This Agreement may be terminated in the occurrence of any of the following events:

(1)	this Agreement is terminated in accordance with its terms; or

(2)	pursuant to Section 8.3 hereof.

9.4
According to Section 8.3, the WOFE has the right to terminate this Agreement by delivering written notice to Wonder Dredging and Fujian Xing Gang. In such event, this Agreement will terminate without penalty upon the delivery of the written notice to Wonder Dredging and Fujian Xing Gang.

9.5
Excepted as set forth in Section 8.3 in this Agreement, no Party shall dissolve this Agreement in its sole discretion, nor shall any party interfere with the normal execution and performance of this Agreement by the other party(s).

This document has been translated for information purposes only; the Chinese text is the only valid document.

10.	Force Majeure

10.1
No party shall be liable if it is delayed or prevented from performing its obligations under this Agreement by Force Majeure. Force Majeure means acts of nature, fire, earthquake, war and political turmoil, and any other event that is beyond the party’s reasonable control and cannot be prevented with reasonable care.

10.2
When the event of Force Majeure arises, the affected party shall inform the other Parties within 15 business days. The affected party which does not perform the obligations under this Agreement shall be responsible for any damage caused by failure of informing other parties. After the event of Force Majeure is removed, the affected party shall resume performance of this Agreement with its best efforts.

11.	Governing Laws and Settlement of the Disputes

11.1	The execution, validity, performance, interpretation and settlement of disputes shall be governed by PRC laws.

11.2
If any disputes arise out of performance of this Agreement, the Parties shall first settle such disputes through friendly negotiations. Should such disputes fail to be settled through negotiation within 20 days after the disputes arises, each Party may submit such disputes to the court with jurisdiction.

Thisdocument has been translated for information purposes only; the Chinese text is the only valid document.

12.	Miscellaneous

12.1
The parties to the Agreement agree that all the business materials relating to the performance of the Agreement are confidential and shall not be disclosed to a third party unless the disclosure of materials is required by the laws or administration rules and regulations of PRC or by supervising authority.  Notwithstanding the foregoing, the Parties acknowledge that this Agreement can be filed with the Securities and Exchange Commission in the United States.

12.2
Notices or other communications required to be given by any party pursuant to this Agreement shall be written. Any party should inform the other parties if his address, contact number or fax number have been changed. If a Party fails to inform the other Parties of its contact information, the notice will deemed to be duly served when it is delivered to the prior address or fax number known by other Parties.

12.3
Should all or any part of any provision hereof be held void by the court with jurisdiction or the relevant authority, then such part of the provision shall be deemed to have been deleted; provided that, such deletion shall in no way affect the legal force of any other part of the provisions or any other provision hereof.

12.4	The amendments (if any) duly executed by the Parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

12.5	This Agreement is made in six (6) originals in Chinese, of which each Party shall hold two. Each original has the same validity.

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This document has been translated for information purposes only; the Chinese text is the only valid document.

[Page for signatures]

Fujian WangGang Dredging Construction Co.,Ltd.

By	/s/
Name:
Title:

Wonder Dredging Engineering LLC.

By	/s/
Name:
Tltle:

Fujian Xing Gang Port Service Limited

By	/s/
Name:
Title: